CODE OF ETHICS

Equinox is confident that its officers, Directors, and employees act with integrity and good faith. Equinox recognizes, however, that personal interests may conflict or appear to conflict with the interests of the Adviser's clients' accounts where officers, Directors or employees:

          o know about the accounts' present or future portfolio transactions; or

          o    have the power to influence the accounts' portfolio transactions;
               and

          o    engage in SECURITIES transactions for their personal account(s).

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1 under the IC Act and Rule 204A-1 of the Advisers Act, Equinox has adopted this code of ethics (the "Code") to address transactions that may create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of underlined terms are included).

I.       ABOUT THIS CODE OF ETHICS

         A.       WHO IS COVERED BY THE CODE?
                  --------------------------

         o        All Equinox officers;
         o        All Equinox Executive Committee Members; and
         o        All Equinox employees.

         B.       WHAT RULES APPLY TO ME?
                  ----------------------

         This Code sets forth specific prohibitions regarding Securities transactions. All officers, Executive Committee members and employees of Equinox are considered both access persons and investment personnel. As such, all of the prohibitions and restrictions contained in this Code are universally applicable. The Code also sets out certain reporting requirements attached in Part A.

II.      STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in Equinox by clients, and because Equinox believes that its operations should benefit clients, Equinox has adopted the following universally applicable principles:

                  1. The interests of clients are paramount and always come before the interests of the Firm or its officers, Executive Committee Members or employees.

                  2. Access Persons must accomplish all personal securities transactions in a manner that avoids a conflict between personal interests and those of clients.

                  3. Access Persons must avoid actions or activities that allow such person or his/her family to benefit from a position with Equinox or its affilites, or that bring into question independence or judgment.

III.     PROHIBITIONS AND RESTRICTIONS APPLICABLE TO EQUINOX

         A.       PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION.
                  --------------------------------------------------

                  You cannot, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by client accounts:

                  1. employ any device, scheme or artifice to defraud Client accounts;

                  2. make to client accounts any untrue statement of a material fact or omit to state to clients a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon clients ; or

                  4. engage in any manipulative practice with respect to clients .

         B.       LIMITS ON ACCEPTING OR RECEIVING GIFTS.
                  --------------------------------------

                  ACCESS PERSONS cannot accept or receive any gift of more than DE MINIMIS value from any person or entity in connection with clients (or any series thereof) entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of clients.

         C.       PROHIBITION ON PURCHASING PERSONAL SECURITIES.
                  ---------------------------------------------

                  ACCESS PERSONS who in connection with their regular duties, make, participate in, or obtain information regarding the purchase of SECURITIES by clients and or related Funds and any Natural CONTROL Persons who obtain information regarding recommendations of SECURITIES made to clients may not PURCHASE, directly or indirectly, any (or related Security) if clients have any BENEFICIAL OWNERSHIP in the same (or a related) Security (or any series thereof).

         D.       BLACKOUT PERIOD ON SELLING PERSONAL SECURITIES TRANSACTIONS.
                  -----------------------------------------------------------

                  ACCESS PERSONS who in connection with their regular duties, make, participate in, or obtain information regarding the sale of SECURITIES by clients and any Natural CONTROL Persons who obtain information regarding recommendations of SECURITIES made to clients may not SELL, directly or indirectly, any SECURITY in which they have (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP on the same day as the same (or a related) SECURITY IS BEING PURCHASED OR SOLD by clients (or any series thereof).

         E.       PROHIBITION ON SELLING RECENTLY-ACQUIRED SECURITIES.
                  ---------------------------------------------------

                  ACCESS PERSONS who, in connection with their regular duties, make, participate in, or obtain information regarding THE

                  PURCHASE OR SALE OF SECURITIES by clients; and Natural CONTROL Persons who obtain information concerning recommendations of SECURITIES made to clients may not sell a SECURITY within 60 days of acquiring that SECURITY.

         F.       Prohibition against Inappropriate Sharing of Information

                  Access Persons may not share sensitive information concerning trading strategy, investment terms, or valuation with unauthorized parties, including other employees of Equinox and its affiliates unless there is a business need-to-know and such communications have been cleared with the Advisor CCO.

         G.       PRE-APPROVAL OF INVESTMENTS IN IPOS AND LIMITED OFFERINGS.
                  ---------------------------------------------------------

                  ACCESS PERSONS who, in connection with their duties, make or participate in making recommendations regarding THE PURCHASE OR SALE OF SECURITIES by clients or Natural CONTROL Persons who obtain information concerning recommended Securities must obtain approval from the Review Officer, (as defined in Section V below), before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any securities in an IPO or LIMITED OFFERING.

IV.      REPORTING REQUIREMENTS

         Subject to Section VII hereof, all officers, Directors and persons with ACCESS must comply with the reporting requirements set forth in Part A.

         A.       INITIAL HOLDINGS REPORT.
                  -----------------------

                  You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Review Officer upon employment and subject to this Code's reporting requirements. An Initial Holdings Report Form follows the Code.

         B.       ANNUAL HOLDINGS REPORT.
                  ----------------------

                  Each year, you must submit to the Review Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached.

         C.       QUARTERLY TRANSACTION REPORTS.
                  -----------------------------

                  1. Each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer NO LATER THAN 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included.

                  2. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

                  3. You need not submit a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements received by Equinox, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

         WHAT SECURITIES TRANSACTIONS AND ACCOUNTS ARE COVERED UNDER THE QUARTERLY REPORTING OBLIGATION?

         You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report all of your accounts in which any securities were held for your direct or indirect benefit (this includes related proprietary mutual fund accounts).

         WHAT SECURITIES AND TRANSACTIONS MAY BE EXCLUDED FROM THE REPORT?
         ----------------------------------------------------------------

         You are not required to detail or list the following items on your reports:

                  1. Purchases or sales effected for any account over which you have no direct or indirect influence or control;

                  2. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

                  3. Purchases affected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

                  4. Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a BONA FIDE margin call; and

                  5. PURCHASES or SALES of any of the following securities:

                           o        Direct obligations of the U.S. government;

                           o Bankers acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                           o        Unaffiliated open-end investment companies.

You must still report, however, any accounts in which these Securities are held. You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

V.       REVIEW AND ENFORCEMENT OF THIS CODE OF ETHICS

         A.       APPOINTMENT OF A REVIEW OFFICER.
                  -------------------------------

                  A review officer (the "Review Officer") will be appointed by the President to perform the duties described in this Section
                  V. The current Review Officer is the Advisor CCO.

         B.       THE REVIEW OFFICER'S DUTIES AND RESPONSIBILITIES.
                  ------------------------------------------------

                  1. The Review Officer shall notify each person who becomes an access person of Equinox and who is required to report under this Code and their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

                  2. The Review Officer or her designee will, on a quarterly basis, compare all reported personal Securities transactions with clients completed portfolio transactions and a list of Securities that were being considered for purchase or sale by the investment adviser for clients during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer or her designee must give the person an opportunity to supply explanatory material.

                  3. If the Review Officer or her designee finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the Review Officer or her designee must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the President. The President will independently determine whether the person violated the Code.

                  4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

                  5. The Review Officer will submit his or her own reports, as may be required pursuant to Part A hereof, to an Alternate Review Officer who shall fulfill the duties of the Review Officer with respect to the Review Officer's reports.

         C.       RESOLUTION: SANCTION(S).
                  -----------------------

                  If the Advisor CCO or the review officer finds that a person has violated the Code, the Advisor CCO will approve a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the Advisor CCO deems appropriate. If related to the Funds the Advisor CCO will report the violation and the resolution and/or sanction imposed to the Board of Trustees.

                  VIOLATIONS

                  1. First violation--If an access person violates the Code, the violation was accidental, and the violation didn't harm clients in any way, the person will be warned, in writing, that that they have violated the Code.

                  2. Second violation--If an access person violated the Code a second time within the same year, the access person must disgorge all profits on the security and recertify, in writing, that they have received the Code, understand it, and agree to follow it.

                  3. Third violation--If an access person violates the Code three times in a two year period, the access person will be terminated.

VI.      ANNUAL WRITTEN REPORT TO THE BOD

         At least once a year, Equinox will provide the Funds' Board of Trustees a written report that includes the following information:

         A. ISSUES ARISING UNDER THE CODE. The report must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s). The Review Officer may report to the Board more frequently as he or she deems necessary or appropriate and shall do so as requested by the Board; and

         B. CERTIFICATION. Each report must be accompanied by a certification to the Board that Equinox has adopted procedures reasonably necessary to prevent its ACCESS PERSONS from violating this Code.

VII.     INTERRELATIONSHIP WITH THE EQUINOX CODE

         A.       GENERAL PRINCIPLE.
                  -----------------

                  A person who is BOTH an officer and/or Director of the Funds AND an officer, Executive Committee member, and/or employee of Equinox, is only required to report under this Code.

         B.       PROCEDURES.  The Advisor CCO of Equinox shall:

                  6. Submit to the Board of Trustees of the Funds (the "Board") a copy of this Code;

                  7. Promptly furnish to the Board, upon request, copies of any reports made under this Code by any person who is also covered by the Fund Code;

                  8. Promptly report to the Board in writing any material amendments to this Code; and

                  9. Immediately furnish to the Board, without request, all material information regarding any violation of this Code by any person.

VIII.    RECORDKEEPING

         The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the Investment Company of and Rule 204A-1 of the Investment Advisers Act.

                  1. A copy of this Code and any other code adopted by Equinox, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

                  2. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

                  3. A copy of each Initial Holdings Report, Quarterly Transaction Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Part A for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

                  4. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

                  5. A copy of each annual report required by Section VI of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

                  6. A record of any decision and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or LIMITED OFFERING, must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

IX.      MISCELLANEOUS

         A. CONFIDENTIALITY. All reports and other information submitted to Equinox pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

         B. INTERPRETATION OF PROVISIONS. The Advisor CCO may from time to time adopt such interpretations of this Code as it deems appropriate.

         C. COMPLIANCE CERTIFICATION. Within 10 days of becoming an ACCESS PERSON of the adviser, and each year thereafter, each such person must complete the Compliance Certification, attached.

X.       DEFINITIONS

The DEFINITIONS AND TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO HAVE THE SAME MEANING AS PROVIDED IN THE ADVISERS ACT AND OTHER APPLICABLE FEDERAL SECURITIES LAWS. IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE ADVISERS ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE ADVISERS ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

ACCESS PERSON means:

o        any officer or advisory representative of Equinox;

o any employee of Equinox (or of any company in a control relationship to Equinox); and

o any natural person in a control relationship to the client or its investment adviser, who obtains information concerning recommendations made to the client with regard to the purchase or sale of Securities by clients.

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any SECURITIES in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of SECURITIES held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

INITIAL PUBLIC OFFERING (IPO) means an offering of SECURITIES registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

INVESTMENT PERSONNEL mean any employees of the investment adviser who, in connection with his or her regular duties, makes or participates in making recommendations regarding the purchase or sale of SECURITIES by the Funds.

As of August 2007, Equinox's INVESTMENT PERSONNEL include:

Chairman of the Board, CIO:  Richard E. Bornhoft
President, CEO:  Robert Enck
CFO:  Brent Bales
Executive Committee Members:

o        Richard Bornhoft

o        John Zumbrunn

o        John Plimpton

Director of Research:  Brian Bell
Research Associate:  [List]

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

ADVISER OFFICERS mean any person appointed by the President/CEO or the Executive Committee and authorized to act on behalf of Equinox.

Chief Compliance Officer or Advisor CCO means Ron Montano

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY.

SECURITY means the same as it does under Section 2(a)(36) of the Advisers Act, except that it does not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, or high quality short-term debt instruments, including repurchase agreements. A SECURITY HELD OR TO BE ACQUIRED by any of the Funds or any client account means
(A) any SECURITY that within the most recent 15 days, (i) is or has been held by a client, or (ii) is being or has been considered by the adviser or sub-adviser for purchase by clients; and (B) any option to purchase or sell, and any SECURITY convertible into or exchangeable for any SECURITY.

A SECURITY is BEING PURCHASED OR SOLD by the Funds from the time a purchase or sale program has been communicated to the person who places buy and sell orders for clients until the program has been fully completed or terminated.

A SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by a Funds when a SECURITY is identified as such by Equinox to clients.

                          EQUINOX FUND MANAGEMENT, LLC

                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person: ________________________________________________


Calendar Quarter Ended: ________________________


Date Report Due: _________________________


Date Report Submitted: _____________________


SECURITIES TRANSACTIONS

------------------- ------------ ------------------ --------------------- ------------------- ---------- ---------------------
                      Name of                        Principal Amount,                                     Name of Broker,
     Date of        Issuer and                       Maturity Date and                                      Dealer or Bank
   Transaction       Title of      No. Of Shares       Interest Rate           Type of                        Effecting
                     Security     (if applicable)     (if applicable)        Transaction        Price        Transaction
------------------- ------------ ------------------ --------------------- ------------------- ---------- ---------------------

------------------- ------------ ------------------ --------------------- ------------------- ---------- ---------------------

------------------- ------------ ------------------ --------------------- ------------------- ---------- ---------------------

------------------- ------------ ------------------ --------------------- ------------------- ---------- ---------------------

If you had no reportable transactions during the quarter, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.


-----------------------------------------------------------------------


-----------------------------------------------------------------------

SECURITIES ACCOUNTS
If you established an account within the quarter, please provide the following information:

--------------------------------------- -------------------------------------- -------------------------------------
    Name of Broker, Dealer or Bank          Date Account was Established          Name(s) on and Type of Account
--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

If you did not establish a securities account during the quarter, please check here.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


Signature                                                            Date

                          EQUINOX FUND MANAGEMENT, LLC

                             INITIAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________

Date Person Became Subject to the Code's Reporting Requirements: _______________

Information in Report Dated as of: ________________

Date Report Due:   _____________

Date Report Submitted: ____________


SECURITIES HOLDINGS

------------------------------------------------- ----------------------------------- ------------------------------
      Name of Issuer and Title of Security          No. of Shares (if applicable)      Principal Amount, Maturity
                                                                                       Date and Interest Rate (if
                                                                                               applicable)
------------------------------------------------- ----------------------------------- ------------------------------

------------------------------------------------- ----------------------------------- ------------------------------


------------------------------------------------- ----------------------------------- ------------------------------


------------------------------------------------- ----------------------------------- ------------------------------

If you have no securities holdings to report, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.


-------------------------------------------------------------------------

-------------------------------------------------------------------------


SECURITIES ACCOUNTS

--------------------------------------- -------------------------------------- -------------------------------------
    Name of Broker, Dealer or Bank          Date Account was Established          Name(s) on and Type of Account
--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

If you have no securities accounts to report, please check here.


I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


Signature                                                        Date

                          EQUINOX FUND MANAGEMENT, LLC

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________

Date Person Became Subject to the Code's Reporting Requirements: __________

Information in Report Dated as of: _____________

Date Report Due:   _____________

Date Report Submitted: ____________

Calendar Year Ended:  December 31, _______

SECURITIES HOLDINGS

-------------------------------------------- --------------------------------- -------------------------------------
   Name of Issuer and Title of Security       No. of Shares (if applicable)    Principal Amount, Maturity Date and
                                                                                  Interest Rate (if applicable)
-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------

If you have no securities holdings to report for the year, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

-----------------------------------------------------------------

-----------------------------------------------------------------


SECURITIES ACCOUNTS

-------------------------------------------- --------------------------------- -------------------------------------
Name of Broker, Dealer or Bank                 Date Account was Established       Name(s) on and Type of Account
-------------------------------------------- --------------------------------- -------------------------------------

-------------------------------------------- --------------------------------- -------------------------------------

-------------------------------------------- --------------------------------- -------------------------------------

-------------------------------------------- --------------------------------- -------------------------------------

If you have no securities accounts to report for the year, please check here.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


Signature                                                       Date